Exhibit 99.1

Contact:

Shelley Boxer, V.P. Finance

MSC Industrial Direct Co., Inc.

(516) 812-1216

Investor Relations: Eric Boyriven/Jim Olecki

Press: Scot Hoffman

Financial Dynamics

(212) 850-5600

FOR IMMEDIATE RELEASE

MSC INDUSTRIAL DIRECT CO., INC. DECLARES
REGULAR QUARTERLY DIVIDEND

Melville, NY, October 24, 2005 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC,” one of the premier distributors of MRO supplies to industrial customers throughout the United States, announced that its Board of Directors has declared its regular quarterly cash dividend of $0.12 per share. The dividend is payable on November 10, 2005 to shareholders of record at the close of business on November 3, 2005.

MSC Industrial Direct (NYSE: MSM) is one of the premier distributors of MRO supplies to industrial customers throughout the United States. MSC distributes more than 500,000 industrial products from more than 2,500 suppliers to approximately 340,000 customers. In-stock availability is approximately 99% and standard ground delivery is next day to 80% of the industrial United States. MSC reaches its customers through a combination of more than 28 million direct-mail catalogs, approximately 90 branch sales offices, more than 475 sales people, the Internet and associations with some of the world’s most prominent B2B e-commerce portals.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements in this Press Release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities exchange Act of 1934, as amended. Any statements contained herein which are not statements of historical facts and that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future shall be deemed to be forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events, actual results and performance, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material.

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Factors that could cause actual results to differ materially from those in forward-looking statements include, without limitation, changing market conditions, competitive and regulatory matters, general economic conditions in the markets in which the Company operates, risk of cancellation or rescheduling of orders, work stoppages at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, availability of suitable acquisition opportunities, and various other risk factors listed from time to time in the Company’s SEC reports.

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